AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          NORDIC EQUITY PARTNERS CORP.

         Nordic Equity Partners Corp., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Nordic Equity Partners Corp. The date of filing of its original Certificate of Incorporation with the Secretary of State was May 31, 1994.

2. This  Restated  Certificate  of  Incorporation  restates and  integrates  and further amends the Certificate of Incorporation of this corporation by: (1) increasing the issued and outstanding shares from 1,900,000 shares to 2,800,000 shares; (2) reducing the authorized capitalization from 101,000,000 shares, of which 100,000,000 shares are common stock, par value $.001 per share, and 1,000,000 shares are preferred stock, par value $.001 per share, to 25,000,000 shares, of which 24,000,000 shares are common stock, par value $.001 per share, and 1,000,000 shares are preferred stock, par value $.001 per share ; (3) Changing the designation of registered agent set forth in paragraph SECOND thereof; (4) eliminating paragraphs SEVENTH, EIGHTH and NINTH thereof, and inserting new paragraphs SEVENTH, EIGHTH, NINTH, TENTH and ELEVENTH into the Amended and Restated Certificate of Incorporation.

3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

     FIRST: The name of the corporation is Nordic Equity Partners Corp.

     SECOND: The address of its registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, 19805, County of New Castle; and the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

     THIRD: The nature of the business and the objects and purposes to be transacted, promoted and carried on are to do any or all the things herein mentioned, as fully and to the same extent as natural persons might or could do and in any part of the world, viz: "The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware."

     FOURTH: The total number of shares of all classes of Stock which the Corporation shall have authority to issue is TWENTY FIVE MILLION (25,000,000) shares. Of these (i) TWENTY FOUR MILLION (24,000,000) shares shall be shares of Common Stock of the par value of $.001 per share; and (ii) ONE MILLION (1,000,000) shall be shares of Preferred Stock of the par value of $.001 per share.

     The holders of the Corporation's Common Stock as a class, have equal ratable rights to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor and are entitled upon liquidation of the Company to share ratably in the net assets available for distribution, are not redeemable and have no preemptive or similar rights; and holders of the Corporation's Common Stock have one non-cumulative vote for each share held of record on all matters to be voted on by the Corporation's stockholders.

     The shares of Preferred Stock may be issued in series, and shall have such

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     voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors. The Board of Directors is hereby expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of Preferred Stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware.

     FIFTH: The Corporation is to have perpetual existence.

     SIXTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder hereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     SEVENTH: No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the

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     Corporation existing at the time of such repeal or modification

     EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the ByLaws of the Corporation. NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide. TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, directors or any other person herein are granted subject to this reservation. ELEVENTH: The Corporation elects not to be governed by Section 203 of the Delaware General Corporation Law.



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     4. This Restated  Certificate of Incorporation  was duly adopted by written consent of the stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of
Delaware and written notice of the adoption of this Restated Certificate of Incorporation has been given as provided by Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

     5. This Restated Certificate of Incorporation shall be effective on November 1, 1998.



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         IN WITNESS  WHEREOF,  said Nordic Equity Partners Corp. has caused this
Certificate to be signed by Bjorn Nysted its President, and Tore Strand, its Secretary, this 1st day of November, 1998.

Nordic Equity Partners Corp.


By: /s/Bjorn Nysted
Bjorn Nysted, President
Attest:


/s/Tore Strand
Tore Strand, Secretary

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